UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 11, 2019
Medidata Solutions, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34387 (Commission File Number)	13-4066508 (IRS Employer Identification No.)

350 Hudson Street, 9th Floor New York, New York (Address of principal executive offices)	10014 (Zip Code)

Registrant’s telephone number, including area code: (212) 918-1800
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Common stock, par value $0.01	MDSO	The NASDAQ Stock Market LLC
(Title of each class)	(Trading symbol)	(Name of each exchange on which registered)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
Merger Agreement
On June 11, 2019, Medidata Solutions, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Dassault Systèmes SE (“Guarantor”), Dassault Systèmes Americas Corp. (“Parent”) and 3DS Acquisition 6 Corp. (“Merger Sub”), providing for, among other things, subject to the terms and conditions of the Merger Agreement, the acquisition of the Company by Parent at a price of $92.25 per share in cash, without interest (the “Merger Consideration”), through the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent.
At the effective time of the Merger (the “Effective Time”), each share of the Company’s common stock, par value $0.01 per share (each a “Share”), issued and outstanding immediately prior to the Effective Time (other than each Share that is owned by Parent or the Company, or by any direct or indirect wholly owned subsidiary of Parent, Merger Sub or the Company, or held by a holder of record who has not voted in favor of adoption of the Merger Agreement or consented thereto in writing and who has properly and validly exercised appraisal rights of such Shares in accordance with Section 262 of the Delaware General Corporation Law) will be converted into the right to receive the Merger Consideration, net of applicable withholding of taxes.
Treatment of Outstanding Equity Awards
To the extent that the following types of equity awards of the Company are outstanding prior to the Effective Time, subject to the terms and conditions of the Merger Agreement, such equity awards will generally be treated as follows:

•
Options: Each outstanding stock option (whether or not vested) will be cancelled and converted into the right to receive an amount in cash (without interest and subject to deduction for any required withholding tax) based on the number of Shares covered by such option multiplied by the difference between the Merger Consideration and the option exercise price per Share, to be paid within two business days following the Effective Time.

•
Performance Stock Units (“PSUs”): Each outstanding PSU by a current employee of the Company (each, an “Employee PSU”) will generally be assumed and converted into a restricted stock unit with respect to Guarantor ordinary shares (generally subject to the same terms and conditions, except that the performance-based vesting conditions applicable to such Employee PSU will not apply from and after the Effective Time), and relating to a number of Grantor ordinary shares equal to the product of (i) the number of Shares subject to such Employee PSU immediately prior to the Effective Time based on the attainment of the applicable performance metrics (x) for those Employee PSUs that vest based on performance metrics related to total stockholder return, at the actual level of performance through the Effective Time, as determined in good faith and consistent with past practice by the Board of Directors of the Company (the “Company Board”) or a committee thereof, (y) for those Employee PSUs that vest based on performance metrics related to data science, at the greater of the actual level of performance through the Effective Time (if calculable), as determined in good faith and consistent with past practice by the Company Board or a committee thereof, or the target level of performance, and (z) for each other such Employee PSU, at the target level of performance, multiplied by (ii) the Equity Award Conversion Ratio, with any fractional shares rounded to the nearest whole number of shares. Each PSU outstanding immediately prior to the Effective Time that is not an Employee PSU will become fully vested and will be cancelled and converted into the right to receive an amount in cash (without interest and subject to deduction for any required withholding tax) based on the number of Shares subject to such PSU, taking into account the attainment of applicable performance metrics in accordance with the Merger Agreement and as summaries in the previous sentence, multiplied by the Merger Consideration, to be paid within two business days following the Effective Time.

The “Equity Award Conversion Ratio” means the quotient of (i) the Merger Consideration divided by (ii) the volume weighted average sales prices per share of Guarantor ordinary shares for the ten (10) full consecutive trading days ending on and including the business day that is three (3) business days immediately prior to the Closing Date, as such volume weighted average is reported by Bloomberg or, if not reported by Bloomberg, as reported by another authoritative source, and expressed in U.S. dollars at the dollar-euro conversion rate published by the European Central Bank for each such trading day.

•
Restricted Stock Awards (“RSAs”): Each outstanding RSA held by a current employee of the Company (each, an “Employee RSA”) will generally be assumed and converted into a restricted stock unit with respect to Guarantor ordinary shares (generally subject to substantially the same terms and conditions except to the extent necessary to reflect the fact that the resulting restricted stock units are not issued and outstanding Guarantor ordinary shares), and relating to a number of Grantor ordinary shares equal to the product of (i) the number of Shares subject to each Employee RSA immediately prior to the Effective Time, multiplied by (ii) the Equity Award Conversion Ratio, with any fractional shares rounded to the nearest whole number of shares. Each RSA outstanding immediately prior to the Effective Time that is not an Employee RSA will become fully vested and will be cancelled and converted into the right to receive an amount in cash (without interest and subject to deduction for any required withholding tax) based on the number of Shares subject to such RSA multiplied by the Merger Consideration.

•
Restricted Stock Units (“RSUs”): Each outstanding RSU held by a current employee of the Company (each, an “Employee RSU”) will generally be assumed and converted into a restricted stock unit with respect to Guarantor ordinary shares (generally subject to the same terms and conditions), and relating to a number of Grantor ordinary shares equal to the product of (i) the number of Shares subject to each Employee RSU immediately prior to the Effective Time, multiplied by (ii) the Equity Award Conversion Ratio, with any fractional shares rounded to the nearest whole number of shares. Each RSU outstanding immediately prior to the Effective Time that is not an Employee RSU will become fully vested and will be cancelled and converted into the right to receive an amount in cash (without interest and subject to deduction for any required withholding tax) based on the number of Shares subject to such RSU multiplied by the Merger Consideration, to be paid within two business days following the Effective Time.

Effective as of the Effective Time, the Company’s Employee Stock Purchase Plan will be terminated.
Conditions
Completion of the Merger is subject to customary closing conditions, including (i) adoption of the Merger Agreement by the affirmative vote of stockholders holding a majority of the Company’s issued and outstanding Shares and entitled to vote at a meeting of the Company’s stockholders (the “Requisite Stockholder Approval”), (ii) expiration or early termination of any regulatory waiting periods and receipt of required regulatory approvals (including under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and under antitrust laws in certain foreign jurisdictions), (iii) the absence of any law or order in effect enjoining, prohibiting or otherwise preventing the Merger and the absence of any legal proceeding seeking to enjoin, prohibit or otherwise prevent the Merger, in each case, issued or instituted by certain courts of competent jurisdiction in certain jurisdictions, (iv) clearance by the Committee on Foreign Investment in the United States (“CFIUS”), (v) compliance by Parent and the Company with their respective covenants in all material respects, (vi) the accuracy of Parent’s and the Company’s respective representations and warranties, in general, except for inaccuracies that would not have a Parent Material Adverse Effect or Company Material Adverse Effect, respectively (as such terms are defined in the Merger Agreement), (vii) the absence of any Company Material Adverse Effect and (viii) the absence of any Burdensome Condition (as defined in the Merger Agreement) imposed by a governmental authority in certain specified jurisdictions.
Representations, Warranties and Covenants
The Merger Agreement contains customary representations and warranties from the Company and Parent. It also contains customary covenants, including, among others, covenants providing for each of the parties to use its reasonable best efforts to cause the Merger to be consummated, and covenants requiring the Company, subject to certain exceptions, to carry on its business in the ordinary course of business and not solicit, initiate or knowingly induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any inquiry, discussion, offer or request that constitutes, or would reasonably be expected to lead to, an acquisition proposal or acquisition transaction by or with a third party.
Termination
The Merger Agreement contains certain customary termination rights for the Company and Parent. Subject to the terms and conditions set forth therein, the Merger Agreement may be terminated by either Parent or the Company if (i) the Merger is not consummated on or before January 11, 2020, which is subject to extension for an additional three (3) months if all conditions are satisfied other than the receipt of regulatory approval and CFIUS clearance or the absence of legal restraints (such date, the “Termination Date” and such termination event, the “Termination Date Trigger”), (ii) the Requisite Stockholder Approval is not obtained (the “Stockholder Approval Trigger”), (iii) a legal restraint is in effect that makes the Merger illegal or permanently restrains, enjoins or otherwise prohibits consummation of the Merger or that becomes final and non-appealable, or (iv) there is a CFIUS Turndown (as defined in the Merger Agreement).

In addition, the Company may terminate the Merger Agreement if (i) Guarantor, Parent or Merger Sub has breached any representation or warranty or failed to perform any covenant, such that the conditions relating to the accuracy of the Guarantor’s, Parent’s or Merger Sub’s representations and warranties or performance of covenants would fail to be satisfied, which is not cured before the earlier of (a) 30 calendar days following notice of such breach and (b) three (3) business days prior to the Termination Date, or (ii) at any time prior to receiving the Requisite Stockholder Approval, subject to the conditions set forth in the Merger Agreement, in the event that (a) the Company receives a Superior Proposal (as defined in the Merger Agreement), (b) the Company’s board of directors or an authorized committee thereof determines in good faith that the failure to enter into a definitive agreement relating to such Superior Proposal would reasonably be expected to be inconsistent with its fiduciary duties, and (c) Parent has been informed of and had an opportunity to match such Superior Proposal pursuant to the terms and conditions of the Merger Agreement (the “Superior Proposal Trigger”).
In addition, Parent may terminate the Merger Agreement if (i) the Company has breached any representation or warranty or failed to perform any covenant, such that the conditions relating to the accuracy of the Company’s representations and warranties or performance of covenants would fail to be satisfied, which is not cured before the earlier of (a) 30 calendar days following notice of such breach and (b) three (3) business days prior to the Termination Date), or (ii) in the event that the board of directors of the Company or any authorized committee thereof has effected a Company Board Recommendation Change (as defined in the Merger Agreement), which termination right expires 20 business days after such Company Board Recommendation Change is effected (the “Recommendation Change Trigger”).
If the Merger Agreement is terminated under the following circumstances, the Company has agreed to pay Parent a termination fee of $207 million:

•
by either Parent or the Company, (i) pursuant to either the Termination Date Trigger or the Stockholder Approval Trigger; (ii) prior to the time at which a vote is taken on the adoption of the Merger Agreement by the stockholders of the Company, a Competing Acquisition Transaction (as defined in the Merger Agreement) is publicly announced or publicly disclosed and, in either case, has not been withdrawn or otherwise abandoned; and (iii) within 12 months following the termination of the Merger Agreement, that Competing Acquisition Transaction is consummated or a binding definitive agreement for that Competing Acquisition Transaction is entered into by the Company within such 12-month period and such Competing Acquisition Transaction is subsequently consummated;

•	by the Company pursuant to the Superior Proposal Trigger; or

•	by Parent pursuant to the Recommendation Change Trigger.
Financing
Parent’s obligations under the Merger Agreement are not subject to any financing condition. In connection with the Merger Agreement, Guarantor entered into a facilities agreement with the arrangers and lenders party thereto, pursuant to which the lenders thereto have committed, subject to the terms and conditions set forth therein, to provide debt financing providing Parent with sufficient funds, together with available cash reserves, to consummate the Merger and pay all the fees and expenses required to be paid pursuant to the Merger Agreement.
The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.
The Merger Agreement has been included to provide stockholders with information regarding its terms. It is not intended to provide any other factual information about the Company, Guarantor, Parent, Merger Sub or their respective subsidiaries and affiliates. The Merger Agreement contains representations and warranties by the Company, on the one hand, and Parent and Merger Sub on the other hand, made solely for the benefit of the other. The assertions in those representations and warranties are subject to qualifications and limitations agreed to by the respective parties in negotiating the terms of the Merger Agreement, including information in a confidential disclosure letter delivered by the Company in connection with the signing of the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, or may have been used for the purpose of allocating risk between the Company, on the one hand, and Parent and Merger Sub, on the other hand, rather than establishing matters as facts. Accordingly, the representations and warranties in the Merger Agreement should not be relied on by any persons as characterizations of the actual state of facts about the Company or Parent at the time they were made or otherwise. In addition, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s or Parent’s public disclosures.
Voting Agreement
In connection with the Merger Agreement, certain of the Company’s officers (who are also directors of the Company) executed a Voting Agreement with Parent (collectively, the “Voting Agreements”). Each Voting Agreement requires the applicable stockholder, among other things, to vote such stockholder’s Shares (i) in favor of the adoption of the Merger Agreement and (ii) against any proposal or action that would constitute, or could reasonably be expected to result in a breach of the Merger Agreement or otherwise reasonably would be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the Merger, or any acquisition proposal. In addition, each applicable stockholder is prohibited from transferring any of his or her Shares other than in certain limited circumstances. The Voting Agreements will terminate upon the earliest to occur of (i) the Effective Time, (ii) the termination of the Merger Agreement in accordance with its terms, (iii) a Company Board Recommendation Change and (iv) mutual written agreement of the parties thereto.
The foregoing description of the Voting Agreements does not purport to be complete and is qualified in its entirety by reference to the form of Voting Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 11, 2019, Guarantor, Parent and the Company entered into Executive Employment Agreements (the “Executive Employment Agreements”) with each of Tarek Sherif (Chief Executive Officer), Rouven Bergmann (Chief Operations Officer) and Glen de Vries (Chief Technology Officer); and Letter Agreements (the “Letter Agreements”) with each of Jill Larsen, Michael Pray and certain other officers of the Company (together with the individuals entering into Executive Employment Agreements, each an “Executive”).
In general, the Executive Employment Agreements provide for the terms and conditions of, among other things, the Executive’s base salary and performance bonus compensation; eligibility to receive Guarantor stock-options or free performance shares and any long-term incentive compensation plan for which the Executive may be selected; and entitlement to participate in employee benefit plans. Further, the Executive Employment Agreements provide that subject to the terms and conditions therein, the Company may terminate the Executive’s employment with or without cause during the period commencing on the Effective Date and ending on the first anniversary thereof (the “Protected Period”). Following the Protected Period, the Company may terminate the Executive’s employment for “cause” upon written notice, or at any time other than for cause upon thirty (30) days advance written notice to the Executive. The Executive may terminate his or her employment during the Protected Period with or without “good reason” (as defined in the applicable Change in Control Agreement and as amended by the applicable Executive Employment Agreement), or following the Protected Period for any reason. In the event that the Executive terminates his or her employment during the Protected Period without good reason or, following the Protected Period, for any reason, the Executive must provide thirty (30) days advance written notice to the Company. During the Protected Period, the Executive will remain eligible to receive a severance benefit in accordance with such Executive’s Change in Control Agreement.
In general, the Letter Agreements provide that an Executive will be entitled to receive a lump sum cash retention bonus equal to one year’s salary on the twelve month anniversary of the Effective Date (the “Vesting Date”), subject to the Executive’s continued employment with the Company or one of its affiliates through the Vesting Date (the “Retention Bonus”), to be paid no later than ten business days after the Vesting Date. If the Executive’s employment is terminated by the Company without cause or by the Executive for “good reason” (as defined in the applicable Change in Control Agreement and as amended by the applicable Letter Agreement) prior to the Vesting Date, then the Executive will receive the Retention Bonus at the same time as the Executive’s cash severance benefit is paid pursuant to such Executive’s Change in Control Agreement.
With respect to each of the Executive Employment Agreements and the Letter Agreements, for purposes of any equity- or equity-based awards granted by the Company prior to the Effective Date that is converted into a Guarantor restricted stock unit in accordance with the terms of the Merger Agreement, such converted equity awards will vest upon a termination of employment by the Company without “cause” or by the Executive for “good reason”, during the period commencing on the Effective Date and ending on the second anniversary of the Effective Date. Each of the Executives will be subject to certain customary confidentiality, non-competition, non-solicitation and non-hiring restrictions subject to the terms and conditions of their respective Executive Employment Agreements or Letter Agreements, as applicable.

The foregoing description of the Executive Employment Agreements and the Letter Agreements does not purport to be complete and is qualified in its entirety by reference to the Executive Employment Agreements entered into by each of Tarek Sherif, Rouven Bergmann and Glen de Vries, attached as Exhibits 10.2, 10.3 and 10.4, respectively, and the form of Letter Agreement entered into by each of Jill Larsen, Michael Pray and certain other officers of the Company, attached as Exhibit 10.5, to this Current Report on Form 8-K.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On June 11, 2019, the board of directors of the Company approved an amendment to the Company’s Amended and Restated Bylaws, as amended on April 15, 2019 (as amended, the “Bylaws”) to add a new Section 10.5 (Forum Selection) in the form set forth below:
“10.5    FORUM SELECTION.
Unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (A) any derivative action or proceeding brought on behalf of the Company, (B) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, other employee or stockholder of the Company to the Company or the Company’s stockholders, (C) any action asserting a claim arising pursuant to any provision of the DGCL or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, or (D) any action asserting a claim governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Company shall be deemed to have notice of and consented to the provisions of this Section 10.5.”
The foregoing description of certain provisions of the Bylaws is qualified in its entirety by the full text of the Bylaws, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
See the Exhibit Index attached to this Current Report on Form 8-K, which is incorporated herein by reference.
Important Additional Information and Where to Find It
In connection with the proposed merger, Medidata Solutions, Inc. (the “Company”) intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a preliminary proxy statement on Schedule 14A. Following the filing of the definitive proxy statement with the SEC, the Company will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the proposed merger. STOCKHOLDERS ARE URGED TO CAREFULLY READ THESE MATERIALS IN THEIR ENTIRETY (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE TRANSACTION. The proxy statement and other relevant materials (when available), and any and all documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s website (www.sec.gov) or at the Company’s website (https://investors.medidata.com) or by writing to the Corporate Secretary at 350 Hudson Street, 9th Floor, New York, New York 10014.
Participants in the Merger Solicitation
This document does not constitute a solicitation of proxy, an offer to purchase or a solicitation of an offer to sell any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. The Company, its directors, executive officers and certain employees may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the proposed merger. Information about the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of the Company’s stockholders in connection with the proposed merger, and any interest they have in the proposed merger, will be set forth in the definitive proxy statement when it is filed with the SEC. Additional information regarding these individuals is set forth in the Company’s proxy statement for its 2019 annual meeting of stockholders, which was filed with the SEC on April 18, 2019, and its Annual Report on Form 10-K for the fiscal year ended December 31, 2018, which was filed with the SEC on March 1, 2019. These documents may be obtained for free at the SEC’s website at www.sec.gov, and via the Company’s Investor Relations section of its website at www.medidata.com.
Cautionary Statement Regarding Forward-Looking Statements
This document may include “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements relating to the completion of the merger. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “target,” similar expressions, and variations or negatives of these words. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about the consummation of the proposed merger and the anticipated benefits thereof. These and other forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements, including the failure to consummate the proposed merger or to make any filing or take other action required to consummate such merger in a timely matter or at all. The inclusion of such statements should not be regarded as a representation that any plans, estimates or expectations will be achieved. You should not place undue reliance on such statements. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, that: (1) the Company may be unable to obtain stockholder approval as required for the merger; (2) conditions to the closing of the merger, including obtaining required regulatory approvals, may not be satisfied or waived on a timely basis or otherwise; (3) a governmental entity or a regulatory body may prohibit, delay or refuse to grant approval for the consummation of the merger and may require conditions, limitations or restrictions in connection with such approvals that can adversely affect the anticipated benefits of the proposed merger or cause the parties to abandon the proposed merger; (4) the merger may involve unexpected costs, liabilities or delays; (5) the business of the Company may suffer as a result of uncertainty surrounding the merger or the potential adverse changes to business relationships resulting from the proposed merger; (6) legal proceedings may be initiated related to the merger and the outcome of any legal proceedings related to the merger may be adverse to the Company; (7) the Company may be adversely affected by other general industry, economic, business, and/or competitive factors; (8) there may be unforeseen events, changes or other circumstances that could give rise to the termination of the merger agreement or affect the ability to recognize benefits of the merger; (9) risks that the proposed merger may disrupt current plans and operations and present potential difficulties in employee retention as a result of the merger; (10) risks related to diverting management’s attention from the Company’s ongoing business operations; (11) there may be other risks to consummation of the merger, including the risk that the merger will not be consummated within the expected time period or at all which may affect the Company’s business and the price of the common stock of the Company; and (12) the risks described from time to time in the Company’s reports filed with the SEC under the heading “Risk Factors,” including the Annual Report on Form 10-K for the fiscal year ended December 31, 2018, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and in other of the Company’s filings with the SEC. Such risks include, without limitation: possible fluctuations in our financial and operating results; our customer concentration; our ability to retain and expand our customer base or increase new business from those customers; our ability to continue to release, and gain customer acceptance of, new and improved versions of our products; the impacts of security breaches and data loss and our vulnerability to technology infrastructure failures; and integration activities, performance and financial impact of acquired companies. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on the Company’s financial condition, results of operations, credit rating or liquidity. These risks, as well as other risks associated with the proposed merger, will be more fully discussed in the proxy statement that will be filed with the SEC in connection with the proposed merger. There can be no assurance that the merger will be completed, or if it is completed, that it will close within the anticipated time period or that the expected benefits of the merger will be realized. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which such statements were made. Except as required by applicable law, the Company undertakes no obligation to update forward-looking statements to reflect events or circumstances arising after such date.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
MEDIDATA SOLUTIONS, INC.
Date: June 12, 2019
By:     /s/ MICHAEL I. OTNER

Name: Michael I. Otner
Title: Executive Vice President—General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of June 11, 2019, by and among Dassault Systèmes SE, Dassault Systèmes Americas Corp., 3DS Acquisition 6 Corp and Medidata Solutions, Inc.*

3.1	Amended and Restated Bylaws of Medidata Solutions, Inc., as amended on April 15, 2019 and June 11, 2019.

10.1	Form of Voting Agreement.*

10.2	Executive Employment Agreement, dated as of June 11, 2019, by and among Dassault Systèmes SE, Dassault Systèmes Americas Corp., Medidata Solutions, Inc. and Tarek Sherif.*

10.3	Executive Employment Agreement, dated as of June 11, 2019, by and among Dassault Systèmes SE, Dassault Systèmes Americas Corp., Medidata Solutions, Inc. and Rouven Bergmann.*

10.4	Executive Employment Agreement, dated as of June 11, 2019, by and among Dassault Systèmes SE, Dassault Systèmes Americas Corp., Medidata Solutions, Inc. and Glen de Vries.*

10.5	Form of Letter Agreement.*

* The Company has omitted schedules and other similar attachments to such agreement pursuant to Item 601(b) of Regulation S-K. The Company will furnish a copy of such omitted document to the SEC upon request.